Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cuentas Inc. of our report dated March 31, 2022 relating to the financial statements, which appears in Cuentas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

December 30, 2022

30 A’arba’a st. A’arba’a towers, Tel Aviv 6473926 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il